UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2003

BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive Warsaw, Indiana 46582
(Address of Principal Executive Offices, including Zip Code)

(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1         Press Release dated July 2, 2003.

99.2         Transcript of Earnings Conference Call.

Item 9. Regulation FD Disclosure.

The information contained in this Item 9 is being furnished pursuant to "Item 12.  Results of Operations and Financial Condition" in accordance with SEC Release Nos. 33-8216 and 34-47583.  The information and the Exhibits in this Form 8‑K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information and the Exhibits in this Form 8‑K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

On July 2, 2003, we issued a press release announcing financial results for the quarter and fiscal year ended May 31, 2003.  On the same day, we held a related conference call to discuss these results.  The full text of the press release and the related conference call transcript are attached as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated by reference herein.

The press release and conference call transcript contain forward-looking statements within the meaning of the federal securities laws.  Those statements are often indicated by the use of words such as "will," "intend," "anticipate," "estimate," "expect," "plan" and similar expressions.  You are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which the forward-looking statements contained in the press release and conference call transcript are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward-looking statements contained in the press release or conference call transcript will prove to be accurate. The inclusion of a forward-looking statement in the press release or conference call transcript should not be regarded as a representation by us that our objectives will be achieved.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

  /s/ Gregory D. Hartman
By: Gregory D. Hartman
Its:  Senior Vice President - Finance
       (Principal Financial Officer)

Date: July 3, 2003